EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-193579), Form S-8 (File No. 333-203399), Form S-8 (File No. 333-205687), Form S-8 (File No. 333-206486), Form S-8 (File No. 333-208313), and on Form S-3 (No. 333-197820) of xG Technology Inc. of our report dated March 31, 2015, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, relating to the financial statements, which appears in this Annual Report on Form 10-K.

/s/ Friedman LLP

East Hanover, New Jersey

April 14, 2016